AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BREK ENERGY CORPORATION.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   19TH FLOOR
                               80 GLOUCESTER ROAD
                             WANCHAI, HONG KONG SAR
                                 (852) 2801-5181
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      NEVADA                                98-0206979
        (STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER
         INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                         KENNETH G.C. TELFORD, SECRETARY
                             BREK ENERGY CORPORATION
                                   19TH FLOOR
                               80 GLOUCESTER ROAD
                             WANCHAI, HONG KONG SAR
                                 (852) 2801-5181
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE
                              OF AGENT FOR SERVICE)

                                    COPY TO:
                              D. ROGER GLENN, ESQ.
                              EDWARDS & ANGELL, LLP
                              750 LEXINGTON AVENUE
                               NEW YORK, NY 10022
                                 (212) 756-0299

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

Title of each class                              Proposed Maximum      Proposed Maximum
Of Securities to be            Amount to be       Offering Price          Aggregate              Amount of
Registered                      Registered           Per Share          Offering Price        Registration Fee
Common stock, par value         3,470,000             $0.66                $2,290,200              $210.70
$.001 per share

      (1) Based on the average of the bid and asked prices on July 5, 2002 pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED JULY 9, 2002

PROSPECTUS
JULY 9, 2002

                             BREK ENERGY CORPORATION

                        3,470,000 shares of common stock

This Prospectus is being used in connection with the offering from time to time by the holders of up to 3,470,000 shares of our common stock. These holders are referred to herein as the selling stockholders.

Our common stock is traded on The Nasdaq National Market System under the symbol "BREK". On July 5, 2002, the last reported sale price of our common stock was $0.68 per share.

An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
         SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED ANY OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
           PROSPECTUS ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                              AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This material may be read and copied at the Public Reference Section of the Commission at the Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants, including us. The address of the Commission's web site is http://www.sec.gov. Our common stock is quoted on The Nasdaq National Market System ("BREK"), and the material we file with the Commission can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the Commission a registration statement on Form S-3 (together with all exhibits, schedules, amendments, and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering the common stock offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement (certain parts of which have been omitted in accordance with the rules and regulations of the Commission). For further information with respect to us and our common stock, you should refer to the Registration Statement. Statements contained in this Prospectus that describe the contents of any contract, agreement, or other document are not necessarily complete, and in each instance, you should refer to the copy of the document filed as an exhibit to the Registration Statement. Each statement about the exhibits is qualified in all respects by reference to such exhibit. The Registration Statement is available on the Commission's web site and may be inspected and copied at the public reference facilities at the Commission's offices at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents that we have filed with the Commission are incorporated herein by reference:

      (1) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 as filed with the Commission on May 15, 2002.

      (2) Our Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Commission on April 9, 2002 and amended on May 14, 2002.

      (3) Our definitive Proxy Statement, as revised, filed with the Commission on April 25, 2002 for the 2002 Annual Meeting of Stockholders.

      (4) The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 10, filed October 21, 1999, as amended.

      (5) All documents filed by us with the Commission after the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by the reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Kenneth G.C. Telford, Secretary, BREK Energy Corporation, 19th Floor, 80 Gloucester Road, Wanchai, Hong Kong, SAR (852) 2801-5181.

                                   THE COMPANY

We operate through our subsidiaries in the oil and gas exploration and the electronic payment processing businesses. Before the middle of 2001, our emphasis had been on the electronic payment processing business. Since we acquired an interest in Gasco Energy, Inc., an oil and gas exploration company, in July 2001, our focus has been on that industry. In March 2002, we acquired an interest in another company engaged in oil and gas exploration - Vallenar Energy Corp.

                                  RISK FACTORS

      We are in development stage and an investment in our common stock involves a high degree of risk. Our business and results of operations could be seriously harmed and the trading price of our common stock could decline should any of these risks come to fruition.

General Risks

Our Limited Operating History May Prevent Us From Achieving Success

Our date of inception was September 16, 1998. We have a limited operating history, which may prevent us from achieving success. Our revenue and income potential are unproven. We will encounter challenges and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets.

Chief among these challenges and difficulties are:

o     Persuading banks to outsource their Internet credit card processing

o Processing a sufficient volume of Internet credit card transactions which, particularly in Asia, may not be present in sufficient quantity to generate required revenues

o     Persuading banks and others to purchase the e-Acquirer and other products

o     Our being able to identify, develop and produce oil and natural gas

o     Locating and acquiring proper acquisition targets

o     Locating and acquiring direct interests in oil and gas prospects

o     Raising adequate additional equity and/or adequate financings

o     Potential acquisitions being able to prove up their resources

We may fail to address any of these challenges and failure to do so would seriously harm our business and operating results. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business.

We have Incurred Losses and Expect Future Losses

We have experienced operating losses in each period since inception and expect these operating losses to continue in the foreseeable future. On December 31, 2001, we had an accumulated deficit of approximately $35.1 million, a significant portion of this loss, $10,461,322, was incurred during the year ended December 31, 2001, which included a non-recurring charge of $3.16 million, a further write down of the investment in uniView of $0.314 million and a recovery from discontinued operations of $1.49 million. We have recorded the non-recurring charge to reduce the carrying value of our assets to net realizable value. These assets were subsequently sold for and amount equal to the written-down value. We may not have sufficient resources to increase our revenues enough to achieve profitability. Our failure to increase its revenues significantly would seriously harm our business and operating results. In fact, we may not have any revenue growth.

On March 31, 2002 our accumulated deficit had grown to $36.7 million

Financing Risks

We have relied on the sale of our equity capital to fund working capital and the acquisition of prospects and related leases. We will be required to raise additional capital in 2002. There is no assurance that additional funding will be available to fund the acquisition, exploration or development of any additional properties. There can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Any future financing will likely result in substantial dilution to our stockholders. Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our oil and gas interests, or delay or cause indefinite postponement of further exploration and development of our oil and gas prospects with the possible loss of such properties.

Future Operating Results Will Likely Fluctuate

Our quarterly operating results will likely vary significantly in the future. As a result, period-to-period comparisons of our operating results will not be meaningful and should not be relied upon as indicators of our future performance. In the future, our operating results may be below the expectations of securities analysts and investors. Our failure to meet these expectations would likely depress the market price of our common stock. To date, we have not had sufficient operating results to gauge any period-to-period fluctuations.

We plan to generate revenues from both the direct operation of oil and gas prospects acquired and through acquisition of existing operational entities. To date, we have not acquired any direct prospects or other entities. Any revenue generated from the oil and gas business depends on acquisitions and their inherent revenues. We have no acquisition targets as yet.

We Face Substantial Competition

Our competitors have longer operating histories and significantly greater operating financial, technical, marketing and other resources than us. These competitors may adopt aggressive pricing policies.

We Must Manage Our Growth and Expansion

Our historical growth has placed, and any future growth is likely to continue to place, a significant strain on our resources. There can be no assurance of any future growth. Any failure to manage growth effectively could seriously harm our business and operating results. To be successful, we will need to continually update management information systems, improve operating, administrative, financial and accounting systems and controls, train new employees and maintain close coordination among executive, technical, accounting, finance, marketing, sales and operations organizations. In addition, our growth has resulted, and any future growth will result, in increased responsibilities for management personnel. In the event we need to employ additional personnel, we will need to recruit qualified personnel to staff our operations. We believe that such personnel currently are available at reasonable salaries and wages in the geographic areas in which we operate. There can be no assurance, however, that such personnel will be available in the future. In addition, we cannot predict whether the labor staffing at any of our projects will be unionized, which may result in potentially higher operating costs.

We Must Retain and Attract Key Personnel

Our success depends largely on the skills, experiences and performance of the members of our senior management and other key personnel. We need employees with knowledge of Internet and computer technology, banking, Internet marketing strategy and credit card processing as well as those with expertise in the various facets of oil and gas exploration and development. We may not be successful in attracting, assimilating, or retaining qualified personnel. In addition, our future success will depend on our ability to continue attracting and retaining highly skilled personnel. Like other companies in Hong Kong, we face intense competition for qualified personnel.

Reliance On Key Personnel

We consider Gregory M. Pek and Kenneth G.C. Telford to be key employees. The loss of either of them could seriously harm our business. We do not maintain key man life insurance for either of these employees. Mr. Pek and Mr. Telford have employment agreements which expire on August 31, 2002.

Thin Public Market for Our Common Stock; Stock Price May Fluctuate

Our common stock is sometimes very thinly traded. Its trading price may not be an accurate reflection of our value. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which (such as interest rates, general economic conditions and trading multiples of comparable companies) are beyond our control, and some of which (such as operating results, announcements of new products, new customers, acquisition of potential oil and gas entities and prospects, results of exploration and development) are within our control.

Future Sales of Shares Could Affect Our Stock Price

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. All of our outstanding common stock is eligible for sale in the public market immediately.

Shareholders Will Receive No Dividends

We have never paid dividends and have no current plans to do so. Given our financial position, it is unlikely that we will pay any dividends in the foreseeable future. We plan instead to retain earnings, if any, to fund internal growth.

Enforcement of Legal Process

All of the directors, except Andrew Leitch, reside outside the United States. A substantial portion of the assets of our directors are located outside the United States. As a result it may be difficult or impossible to effect service of process within the United States upon such persons, to bring suit in the United States or to enforce, in the U.S. courts, any judgment obtained there against such persons predicated upon any civil liability provisions of the U.S. federal securities laws.

Foreign courts may not entertain original actions against our directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws may not be directly enforceable in foreign countries.

Oil and Gas Exploration Risks

Exploration and Production Risks

The business of exploring for and producing oil and gas involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances.

Uninsurable Risks

Even if the operator of any properties in which we may acquire interests acquires and maintains appropriate insurance coverage in accordance with standard industry practice, we may suffer losses from uninsurable hazards or from hazards which the operator or we have chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and personal injury. The payment of any such liabilities may have a material, adverse effect on our financial position.

No Assurance of Titles

If an examination of the title history of petroleum and natural gas lease that we have purchased reveals that it has been purchased in error from a person who was not the owner of the mineral interest purportedly covered by the lease, our interest would be worthless. In that event, the amount paid for the petroleum and natural gas lease would be lost.

We plan not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of petroleum and natural gas lease brokers or land men who perform the fieldwork in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest.

Prior to the drilling of a petroleum and natural gas well, however, it is the normal practice in the petroleum and natural gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed petroleum and natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered.

Environmental Regulations

In general, our exploration and proposed production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, we are subject to legislation regarding emissions into the environment, water discharges, and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations have been changed from time to time in the past, and we are unable to predict the ultimate cost of complying with any future changes.

Governmental Regulations

Petroleum and natural gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. Legislation affecting the petroleum and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the petroleum and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the petroleum and natural gas industry created by new legislation would increase our cost of doing business and, consequently, reduce our profitability. A major risk affecting drilling is the need to obtain drilling permits. Delays in obtaining drilling permits, the failure to obtain a drilling permit for a well, or an unreasonable condition or cost attached to a permit, could have a material adverse effect on our ability to develop our properties fully.

Natural Gas and Oil Prices

A sharp decline in the price of natural gas and oil prices would result in a commensurate reduction in our income for the production of oil and gas. In the event prices fall substantially, we may not be able to realize a profit from its production and would continue to operate at a loss. In recent decades, there have been periods of both worldwide overproduction and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for, crude oil and natural gas. The excess or short supply of crude oil has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

Competition

The petroleum and natural gas industry is intensely competitive and we compete with other companies, which have greater resources. Many of our competitors not only explore for and produce crude petroleum and natural gas but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Our competitors may be able to pay more for productive petroleum and natural gas properties and exploratory prospects than we are able to pay. They may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. In addition, our competitors may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will depend upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. There is also competition between the petroleum and natural gas industry and other industries with respect to the supply of energy and fuel to industrial, commercial and individual customers. There is no assurance that we will be able to compete effectively against such companies.

Electronic Payment Processing Risks

We Depend on the Growth of Our Customer Base

Our success in the payment processing business is substantially dependent on the growth of our customer base of banks that use our e-Acquirer system. If we fail to increase our customer base, our business and operating prospects would be seriously harmed. Our ability to attract customers will depend on a variety of factors, including the price and quality of our products and services as well as our ability to market our products and services effectively.

The Processing Market is Highly Competitive

The payment processing markets are new, rapidly evolving and highly competitive, and we expect this competition to persist and intensify in the future. Our failure to maintain and enhance our competitive position could seriously harm our business and operating prospects. We will encounter competition from a number of sources. Our competitors have extensive customer bases and strong customer relationships that they could leverage, including relationships with our current and potential customers. These competitors also have significantly more established customer service organizations than we do.

We Need to Develop and Expand Our Payment Processing Sales and Marketing Capabilities

We have only been marketing our payment processing services since early 1999. Our services require sophisticated sales effort targeted at senior management of our prospective customers, which are principally banks and large international conglomerates. We need to expand our marketing and sales operations in order to increase market awareness of our services and generate increased revenues. Competition for qualified sales personnel is intense, however, and we may not be able to hire enough qualified individuals in the future.

We Depend on Continued Use of the Internet and Growth of E-commerce

Rapid growth in the use of the Internet has occurred only recently. As a result, its acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not adopt, or continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there exist few proven services and products.

The Internet may not be accepted as a long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. Our success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the necessary speed, data capacity, security and hardware for reliable Internet access and services.

Cautionary Statement Regarding Forward-Looking Statements

In the interest of providing the shareholders with certain information regarding our future plans and operations, certain statements set forth in this Registration Statement relate to management's future plans and objectives. Such statements are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other


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

than statements of historical facts included in this Registration Statement, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology.

Although any forward-looking statements contained in this Registration Statement or otherwise expressed by us or on our behalf are, to the knowledge and in the judgment of our officers and directors, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Important factors that could cause actual results to differ materially from our expectations include those discussed in this report under the caption "Risk Factors" above. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these factors.

We assume no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus. Of the common stock offered hereby by the selling stockholders, however, 625,000 shares are not currently outstanding but are issuable upon the exercise of presently exercisable options held by certain of the selling shareholders upon payment of an aggregate exercise price of $312,500. If these options are exercised and the company receives this amount, it will be used for general corporate purposes. All of the expenses incurred in connection with the registration of the common stock offered hereby will be paid by us, except for selling commissions and underwriting discounts, if any.

                              SELLING STOCKHOLDERS

The Registration Statement of which the Prospectus is a part have been filed pursuant to Rule 415 under the Securities Act to afford the selling stockholders the opportunity to sell their common stock in public transactions rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

The following table sets forth information with respect to the selling stockholders that have requested to be included in this prospectus as of the date of this prospectus. The information set forth in the following table has been provided by the selling stockholders identified in such table.


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

                                                       Shares of common stock
           Name of Selling Stockholder                Owned and Offered Hereby

Gregory Pek                                                     275,000(1)

Kenneth Telford                                                 300,000(2)

Ian Robinson                                                    575,000(1)

Liechtenstein Global Trust                                    1,000,000

Douglas Moore                                                   125,000(3)

Bonia Ng                                                         40,000

James Pratt                                                      75,000(3)

Greg Gudbranson                                                  20,000

Ravi Daswani                                                     75,000(3)

Happy Profit International Limited                               80,000

Untratech Capital Management                                    120,000

Warwick Ventures Limited                                        680,000

Roger Glenn                                                      25,000

Colin Low                                                        80,000

TOTAL                                                         3,470,000

----------

      (1)   Includes 75,000 shares issuable upon exercise of options.

      (2)   Includes 200,000 shares issuable upon exercise of options.

      (3)   All these shares are issuable upon exercise of options.

                              PLAN OF DISTRIBUTION

The common stock may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the common stock for whom they may act as agents. The selling stockholders and any such brokers, dealers or agents who participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the common stock by them and any discounts, commissions, concessions or other compensation received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, they may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule l0b-5 under the Exchange Act.

The common stock offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The common stock may be sold in different ways including, without limitation, by one or more of the following methods:

      (a) a block trade in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      (b) purchases by a broker or dealer as principal and resale by such broker or dealer from its account pursuant to this prospectus;

      (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;


      (d) an exchange distribution in accordance with the rules of such exchange;

      (e) face-to-face transactions between sellers and purchasers without a broker-dealer; and

      (f)   through the writing of options.

At any time a particular offer of the common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and or other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the common stock. In addition, the common stock covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

To the best of our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any broker, dealer, agent or underwriter regarding the sale of the common stock by the selling stockholders. There is no assurance that any selling stockholder will sell any or all of the common stock offered by it hereunder or that any such selling stockholder will not transfer, devise or gift such common stock by other means not described herein.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. Furthermore, under Regulation M of the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock being distributed for certain periods prior to the commencement of or during such distribution. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Pursuant to registration rights agreements entered into in connection with the offer and sales of our common stock, we and the applicable selling stockholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We have agreed to pay all of the expenses incidental to the registration of the common stock.

                                  LEGAL MATTERS

That the common stock offered hereby was legally issued and is fully paid and non-assessable is being passed upon for us by ______________________.


                                     EXPERTS

The consolidated financial statements of Brek Energy Corporation as of December 31, 2001 and 2000, and for the years then ended and the period from September 16, 1998 (date of inception) to December 31, 2001, incorporated in this prospectus by reference from the Annual Report on Form 10-K/A of Brek Energy Corporation for the year ended December 31, 2001 have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, stockholders' equity, and cash flows of Brek Energy Corporation for the year ended December 31, 1999 and the period from September 16, 1998 to December 31, 1998, incorporated in this registration statement by reference from the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001 have been audited by KPMG, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Gasco Energy, Inc. as of December 31, 2001 incorporated in this prospectus by reference from the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001 have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Gasco Energy, Inc. (formerly known as Pannonian Energy, Inc.) as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, incorporated in this registration statement by reference from the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001 have been audited by Wheeler Wasoff, P.C., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, stockholders' equity and cash flows from inception on May 21, 1998 through December 31, 1999 of Gasco Energy, Inc., incorporated in this registration statement by reference from the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001 have been audited by HJ & Associates, LLC., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDERS. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR OF SUCH PROSPECTUS SUPPLEMENT.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses (other than brokerage fees and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee ..................         $   211
Printing expenses ..............................................         $ 1,000
Legal fees and expenses ........................................         $20,000
Accounting fees and expenses ...................................         $10,000
Transfer agent and registrar fees ..............................         $ 1,000
Miscellaneous expenses .........................................         $   789
                                                                         -------

Total ..........................................................         $33,000
                                                                         -------

All expenses will be borne by us.

15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Brek will indemnify and hold harmless its directors and officers from any action, suit or proceeding whether civil, criminal, or administrative, or investigative, to the fullest extent legally permissible under the General Corporate Law of the State of Nevada. No director or officer shall have any personal liability to Brek or its stockholders from damages for breach of fiduciary duty as a Director or officer, except that Directors and Officers may be held liable to Brek or its stockholders for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes. Brek maintains insurance on behalf of any person who is or was a Director or Officer of Brek.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or third parties controlling Brek pursuant to Nevada law, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

16. EXHIBITS

      Exhibit 5.1 - Form of Opinion of Counsel

      Exhibit 23.1 - Consent of Deloitte Touche Tohmatsu

      Exhibit 23.2 - Consent of KPMG

      Exhibit 23.3 - Consent of Deloitte & Touche, LLP

      Exhibit 23.4 - Consent of Wheeler Wasoff, P.C.

      Exhibit 23.5 - Consent of HJ & Associates, LLC

      Exhibit 23.6 - Consent of ______________ (included in Exhibit 5)

      Exhibit 24.1 - Power of Attorney - included in Signature Page

17. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter have been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is have reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 9, 2002.

                                      Brek Energy Corporation


                                      By: /s/ Kenneth G.C. Telford
                                      ----------------------------

                                      Kenneth G.C. Telford
                                      Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ian G. Robinson or Gregory M. Pek, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement have been signed below on July 9, 2002 by the following persons in the capacities and on the date indicated.

         Signature                            Title
         ---------                            -----

/s/ Ian G. Robinson             Chairman of the Board and Director
---------------------------
Ian G. Robinson

/s/ Gregory M. Pek              Chief Executive Officer and Director
---------------------------     (Principal executive officer)
Gregory M. Pek

/s/ Ravi Daswani                Director
---------------------------
Ravi Daswani

/s/ Douglas Moore               Director
---------------------------
Douglas Moore

/s/ James Pratt                 Director
---------------------------
James Pratt

/s/ Andrew Leitch               Director
---------------------------
Andrew Leitch

/s/ Kenneth G.C. Telford        Chief Financial Officer
---------------------------     (Principal financial and accounting officer)
Kenneth G.C. Telford